UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 12, 2015

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On October 12, 2015, Martin P. Klein, Chief Financial Officer of Genworth Financial, Inc. (the “Company”), notified the Company that he intended to resign from his position in order to accept a senior leadership position with another financial services company. Subsequently Mr. Klein resigned his position effective October 15, 2015, and will remain with the Company in an advisory role through October 30, 2015.

On October 15, 2015, Kelly L. Groh was appointed Executive Vice President and Chief Financial Officer. Ms. Groh has been serving as the Company’s Controller and Principal Accounting Officer since May 2012, and will continue to serve in this role until such time as a successor is named. In connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Groh will receive an annual base annual salary of $500,000 and an annual incentive target of 80% of her base salary.

Ms. Groh, age 47, has been the Company’s Controller and Principal Accounting Officer since May 2012. Ms. Groh served in the Company’s Investment organization as Senior Vice President of Investment Portfolio Management from December 2010 to May 2012. From August 2008 to December 2010, she served as the Chief Financial Officer of the Company’s previous Retirement and Protection segment. From July 2004 to August 2008, she served as Senior Vice President, Finance, which role included responsibility for varying periods of time over the Financial Planning and Analysis and the Investor Relations functions. From March 1996 until the Company’s initial public offering in 2004, Ms. Groh served in various finance capacities for predecessor companies, including GE Financial Assurance Holdings, Inc. Prior to joining the Company, Ms. Groh was employed by Price Waterhouse, LLP (now PriceWaterhouseCoopers, LLP) from September 1990 to March 1996. Ms. Groh received a B.A. in Business Administration (Accounting) from the University of Washington and graduated from The Executive Program at the Darden Graduate School of Business at the University of Virginia. Ms. Groh is a certified public accountant.

Retention Incentive Awards

On October 14, 2015, the Management Development and Compensation Committee of the Board of Directors of the Company approved cash-based retention incentive awards for certain key employees. Cash-based retention incentives awards of $2,000,000 were awarded to each of the following named executive officers: Kevin D. Schneider and Daniel J. Sheehan. The cash-based retention incentives include certain restrictive covenants, including non-solicitation of customers, clients or employees during employment and for 12 months following any future separation of service from the company. The incentives are payable to these named executive officers 50% on December 31, 2016, and the remaining 50% on December 31, 2017, provided they are still employed by the Company on such dates, or earlier under certain limited circumstances including a termination of employment without “cause” or for “good reason” (as such terms are defined in the Company’s 2015 Key Employee Severance Plan), death or disability.

The form of Cash Retention Award Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Form of Cash Retention Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2015

GENWORTH FINANCIAL, INC.

By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel